Exhibit 5.2

February 22, 2013

The Board of Directors

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

Cardinal Health, Inc.

$400,000,000 1.700% Notes due 2018

$550,000,000 3.200% Notes due 2023

$350,000,000 4.600% Notes due 2043

Ladies and Gentlemen:

We have acted as counsel to Cardinal Health, Inc., an Ohio corporation (the “Company”), in connection with the issuance and sale of $400,000,000 aggregate principal amount of 1.700% Notes due 2018 (the “2018 Notes”), $550,000,000 aggregate principal amount of 3.200% Notes due 2023 (the “2023 Notes”) and $350,000,000 aggregate principal amount of 4.600% Notes due 2043 (the “2043 Notes” and, together with the 2018 Notes and the 2023 Notes, the “Notes”), subject to the terms and conditions set forth in the Underwriting Agreement, dated as of February 19, 2013 (the “Underwriting Agreement”), among the Company and each of the underwriters named on Schedule II thereto. The Notes are to be issued under an Indenture dated June 2, 2008 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In that connection, we have reviewed originals or copies of the following documents:

(a)	The Indenture.

(b)	The Notes.

The documents described in the foregoing clauses (a) and (b) of this paragraph are together referred to herein as the “Opinion Documents”.

We have also reviewed the following:

(a)	The automatically effective registration statement on Form S-3 (Registration No. 333-169073) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on August 27, 2010 (such registration statement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and the documents incorporated by reference therein, being hereinafter collectively referred to as the “Registration Statement”);

(b)	The prospectus dated August 27, 2010, forming a part of the Registration Statement with respect to the offering from time to time of the Company’s securities (the “Base Prospectus”);

(c)	The preliminary prospectus supplement dated February 19, 2013 relating to the Notes (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act on February 19, 2013, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Preliminary Prospectus”);

(d)	The final prospectus supplement dated February 19, 2013 relating to the Notes (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act on February 20, 2013, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Final Prospectus”);

(e)	The Officers’ Certificate dated February 22, 2013, delivered by the Company to the Trustee pursuant to Sections 2.3 and 2.4 of the Indenture; and

(f)	The originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, and otherwise for the purposes of this opinion, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

(e) That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f) That:

(i) The Company is duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii) The Company has the full power to execute, deliver and perform, and has duly executed and delivered, the Opinion Documents.

(iii) The execution, delivery and performance by the Company of the Opinion Documents have been duly authorized by all necessary action (corporate or otherwise) and:

(A) do not contravene its articles of incorporation, code of regulations or other organizational documents;

(B) do not, except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C) do not result in any conflict with or breach of any agreement or document binding on it.

(iv) No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which the Company has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by any of the Company of any of the Opinion Documents or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.	The Indenture constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2.	When duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

Our opinions expressed above are subject to the following qualifications:

(a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed therein.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Form 8-K to be filed with the Commission in connection with the issuance and sale of the Notes on the date hereof and to the use of our name in each of the Preliminary Prospectus and the Final Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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